SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2001

Healthcare Recoveries, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-22585	61-1141758

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Watterson Tower, Louisville, Kentucky	40218

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 454-1340

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

      On February 14, 2001, Healthcare Recoveries, Inc. (the "Company" or "HCRI") disclosed, among other things, its entry into the subrogation outsourcing market that serves property and casualty ("P&C") insurers. The Company is offering its services to the P&C market under the brand name, TransPaC Solutions. As previously disclosed, the Company estimates that it will incur losses from TransPaC Solutions in 2001 of ($0.04) to ($0.05) per diluted share for the full year 2001, but also expects to be operating at break-even by the end of the year. The Company estimates that it will earn gross margins comparable to its healthcare recovery services in providing P&C subrogation recovery services.

      The Company currently forecasts that TransPaC Solutions will earn revenue of $1.0 million to $1.5 million in 2001, $3 million to $5 million in 2002, and $7 million to $9 million in 2003. The revenue estimates incorporate assumptions that the Company has made concerning: (i) the price at which it can sell this product, (ii) the relationship between recoveries and a client’s net premiums earned ("NPE"), and (iii) the operating cycle for property and casualty subrogation recoveries.

      Specifically, these revenue forecasts assume the following:

•	Fee rates, as a percent of recoveries between 25% and 35%
•	Recovery rates, as a percent of NPE, between 15% and 20%
•	At these ranges of fees and recoveries, the Company should earn steady state gross margins comparable to its health care claims recovery services
•	That substantially all of the subrogation recoveries made by TransPaC Solutions will be made from automobile physical damage claims

      There can be no assurance that the Company will not offer its P&C subrogation recovery services to new clients at fee rates that are below-market or below those fee rates used in forming the foregoing revenue forecasts. Nor can there be any assurance that the Company will realize recovery levels as forecast or at gross margins comparable to its health care recoveries. It is also possible that the Company will provide subrogation recovery services for other P&C lines of insurance with operating characteristics that may be substantially different than those of automobile insurance. The Company cautions that given the lack of operating history in the market that services P&C insurers, the assumptions described above are hypothetical in nature and if any of these assumptions prove to be incorrect, the Company may not be able to meet the revenue forecasts set forth above with respect to TransPaC Solutions.

      The Company further cautions that the foregoing forecasts are not guarantees of future performance and that actual results of TransPaC Solutions will be dependent upon, among other things, future facts and circumstances, many of which are outside the control of management of the Company. As a result, actual results of TransPaC Solutions may vary from the foregoing forecasts and such variations may be material. See “Safe Harbor Compliance Statement on Forward Looking Statements” included as Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

      The press release attached hereto as Exhibit 99.1 was issued on April 6, 2001 and is incorporated herein by reference in its entirety.

      On Tuesday, April 10, 2001, members of senior management of the Company will begin conducting a series of meetings to present certain financial and other information with respect to HCRI to certain of the Company’s institutional investors and analysts. In connection with these presentations, HCRI will utilize a series of slides. The text of the slide show presentation is attached hereto as Exhibit 99.2, and is incorporated herein by reference in its entirety. Additional slides containing previously disclosed information may also be utilized.

      This Current Report on Form 8-K may contain written statements that constitute “Forward-looking Statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report include the intent, belief or current expectations of the Company and members of its management team, current operating trends and the Company’s future financial performance and operating results, as well as the assumptions on which such statements are based. Prospective investors are cautioned that the forward-looking statements contained in this Current Report are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated in this Current Report include, but are not limited to, the Company’s lack of operating history in the property and casualty market, the ability of the Company to replicate the recoveries and gross margins achieved in the healthcare subrogation market in the property and casualty market, the ability of the Company to successfully implement its sales and marketing strategy, product development strategy, operating strategy and acquisition strategy, the Company’s ability to manage growth, changes in laws and government regulations applicable to the Company, changes in the historical relationships among such key operating indicators as lives sold, lives installed, backlog and throughput and in the predictive value of these indicators with respect to certain aspects of the Company’s financial results and all the risks inherent in the development, introduction and implementation of a new product or service. Additional factors that could cause actual results to differ materially from those contemplated in this Current Report can be found in the Company’s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the year ended December 31, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

      Exhibit No.

99.1	Text of Press Release of Healthcare Recoveries, Inc., dated April 6, 2001.

99.2	Text of Slide Show Presentation of Healthcare Recoveries, Inc., dated April 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2001

Healthcare Recoveries, Inc.

By:	/s/ Douglas R. Sharps

Douglas R. Sharps
Executive Vice President and Chief Financial Officer